EXHIBIT 10.5

FORM OF INCENTIVE STOCK OPTION AGREEMENT

FSI INTERNATIONAL, INC.

2008 OMNIBUS STOCK PLAN

INCENTIVE STOCK OPTION AGREEMENT

Full Name of Optionee:

No. of Shares Covered:	Date of Grant:

Exercise Price Per Share:	Expiration Date:

Exercise Schedule pursuant to Section 4:

No. of Shares
As to Which Option
Initial Date of Exercisability	Becomes Exercisable as of Such Date

This is an INCENTIVE STOCK OPTION AGREEMENT (“Agreement”) between FSI International, Inc., a Minnesota corporation (the “Company”), and the Optionee identified above (the “Optionee”) effective as of the date of grant specified above.

RECITALS

WHEREAS, the Company maintains the FSI International, Inc. 2008 Omnibus Stock Plan (“Plan”); and

WHEREAS, the Company has appointed a committee (the “Committee”) with the authority to determine the awards to be granted under the Plan; and

WHEREAS, the Committee or its designee has determined that the Optionee is eligible to receive an award under the Plan in the form of a Stock Option (the “Option”) and has set the terms and conditions thereof.

NOW, THEREFORE, this Option is issued to the Optionee under the terms and conditions set by the Committee as follows.

TERMS AND CONDITIONS*

1.	Grant. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement on the terms and conditions set forth below.

2.	Exercise Price. The price to the Optionee of each Share subject to this Option shall be the Exercise Price specified on the first page of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3.	Incentive Stock Option. This Option, to the extent permissible, is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.	Exercise Schedule. Except as provided in Section 8, this Option may be exercised in accordance with the Exercise Schedule set forth on the first page of this Agreement. The Exercise Schedule is cumulative — that is, if this Option has not expired prior thereto, the Optionee may at any time purchase all or any portion of the Shares then available under the Exercise Schedule to the extent not previously purchased.

To the extent the total Fair Market Value (determined as of the date of grant of an option) of Shares with respect to which this Option and any other incentive stock options granted by the Company or its Affiliates shall become exercisable for the first time during any calendar year shall exceed $100,000, such excess options shall be treated as Non-Statutory Stock Options. This $100,000 limit shall be applied by taking such incentive stock options into account in the order in which they are granted.

This Option may be exercised in full (notwithstanding the Exercise Schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration. This Option shall expire at 4:00 p.m. Central Time on the earliest of:

(a)	The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);

(b)	The last day as of the periods of or following the termination of Optionee as an employee of the Company or an Affiliate, or as a Consultant of the Company during which this Option can be exercised (as specified in Section 7 of this Agreement); or

(c)	The date (if any) fixed for cancellation pursuant to Section 8 of this Agreement.

In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.	Procedure to Exercise Option.

Notice of Exercise. Subject to the terms and conditions of this Agreement, this Option may be exercised by delivering advance written notice of exercise to the Company at its headquarters in the form attached to this Agreement or a similar form containing substantially the same information and addressed or delivered to an authorized Company representative. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he or she also must submit appropriate proof of his or her right to exercise this Option.

Tender of Payment. Any notice of exercise hereunder shall be accompanied by either:

(a)	Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Shares being purchased; or

* Unless the context indicates otherwise, capitalized terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

(b)	Certificates for unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the full purchase price of the Shares being purchased (the Optionee shall duly endorse all such certificates in blank and shall represent and warrant in writing that he or she is the owner of the Shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances); or

(c)	A combination of cash and unencumbered Shares.

Any Shares tendered as payment under (b) or (c) above must have been owned by the Optionee for at least 180 days preceding the date of exercise of Options to which the use of such Shares relates.

In lieu of the provisions of (a), (b) or (c) above, an Optionee may simultaneously exercise an Option and sell the Shares thereby acquired pursuant to a brokerage or similar relationship so long as the cash proceeds from the sale are used promptly as payment of the purchase price of those Shares and the Company has received adequate assurances thereof.

Delivery of Certificates. As soon as practicable after the Company receives a properly executed notice and the purchase price provided for above, it shall deliver to the person exercising the Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to issue or deliver any Shares prior to the completion of such registration or other qualification of such Shares under any law, rule or regulation as the Company shall determine to be necessary or desirable.

7.	Vesting Requirement. This Option may be exercised only while the Optionee remains employed with the Company or an Affiliate or is serving as a Consultant of the Company or an Affiliate, and only if the Optionee has been continuously in one or more such relationships with the Company or an Affiliate, as the case may be; provided that:

(a)	The Optionee may exercise this Option during the ninety-day period following his ceasing to be any of the following: (i) an employee of the Company or an Affiliate or (ii) a Consultant to the Company or an Affiliate, but in either case only to the extent that it was exercisable immediately prior to the last of such relationships (i.e. the Optionee shall not progress on the exercise schedule) and only if the Optionee’s employment was not terminated for Cause. If the Optionee dies during such ninety-day period, the Optionee’s Successor (i.e., legal representative of the Optionee’s estate, or the person who has acquired the right by bequest or inheritance), may exercise this Option during the one-year period following the termination of employment.

(b)	If the Optionee becomes totally and permanently disabled (within the meaning of Code section 22(e)(3)) while in one of the relationships described above in this Section 7, he or she may exercise this Option during the one-year period following his or her termination of employment.

(c)	If the Optionee dies while in one of the relationships described above in this Section 7, the Optionee’s Successor, may exercise this Option during the one-year period following the date the Optionee dies.

(d)	If the Optionee ceases to be in one of the relationships described above in this Section 7 after a declaration made pursuant to Section 8 of this Agreement, he or she may exercise the Option at any time permitted by such declaration.

Notwithstanding the above, this Option may not be exercised after it has expired.

8.	Acceleration of Option.

Disability. This Option may be exercised in full (notwithstanding the Exercise Schedule) if the Optionee becomes totally and permanently disabled (as defined in Code section 22(e)(3)) while employed with the Company or an Affiliate.

Death. This Option may be exercised in full (notwithstanding the Exercise Schedule) if the Optionee dies while employed with the Company or an Affiliate.

Event. This option may be exercised in full (notwithstanding any applicable exercise or vesting schedule) if an Event shall have occurred.

Fundamental Change. At least thirty days prior to a Fundamental Change, the Committee may, but shall not be obligated to declare, and provide written notice to the Optionee of the declaration, that this Option shall be canceled at the time of, or immediately prior to the occurrence of, the Fundamental Change (unless it is exercised prior to the Fundamental Change) in exchange for payment to the Optionee, within ten days after the Fundamental Change, of cash equal to the amount, for each Share covered by the canceled Option, by which the event proceeds per share (as defined below) exceeds the exercise price per Share covered by this Option. This Option may be exercised in full (notwithstanding the Exercise Schedule) at any time after such declaration and prior to the time of cancellation of this Option. This Option, to the extent it has not been exercised prior to the Fundamental Change, shall be canceled at the time of, or immediately prior to, the Fundamental Change, as provided in the declaration, and this Agreement shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph.

In the case of a Fundamental Change that consists of the merger or consolidation of the Company with or into any other corporation, the Committee, in lieu of the declaration above, may make appropriate provision for the protection of this Option by the substitution, in lieu of this Option, of an option to purchase appropriate voting common stock or appropriate voting common stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation.

For purposes of the preceding paragraphs, the “event proceeds per share” is the cash plus the value (as determined by the Committee) of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

9.	Limitation on Transfer. While the Optionee is alive, only the Optionee or his or her guardian or legal representative may exercise this Option. This Option may not be assigned or transferred other than by will or the laws of descent and distribution, and shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Option contrary to the provisions hereof, and the levy of any attachment or similar process upon this Option, shall be null and void.

10.	No Stockholder Rights Before Exercise. No person shall have any of the rights of a stockholder of the Company with respect to any Share subject to this Option until the Share actually is issued to him or her upon exercise of this Option.

11.	Discretionary Adjustment. The Committee may in its sole discretion make appropriate adjustments in the number of Shares subject to this Option and in the purchase price per Share to give effect to any adjustments made in the number of outstanding Shares through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change; provided that, fractional Shares shall be rounded to the nearest whole Share.

12.	Tax Withholding.

General Rule. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement prior to receipt of such Shares; provided that, in lieu of all or any part of such cash payment, the Committee may (but shall not be required to) allow the person exercising this Option to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full federal, state and local income tax obligation of such person with respect to income arising from the exercise of this Option, through a reduction of the number of Shares delivered or through a subsequent return to the Company of Shares delivered, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

Committee Approval; Revocation. The Committee may approve an election under this section to reduce the number of Shares delivered in advance, but the approval is subject to revocation by the Committee at any time. Once such an election is made by the person exercising this Option, the Optionee may not revoke it.

Exception. Notwithstanding the foregoing, the Optionee who tenders previously owned Shares to the Company in payment of the purchase price of Shares in connection with an option exercise may also tender previously owned Shares to the Company in satisfaction of any tax withholding obligations in connection with such option exercise without regard to the specified time periods set forth above for insiders. If the Company or an Affiliate is required to withhold federal, state or local income taxes, or social security or other taxes, upon the exercise of this Option, the person exercising this Option shall, upon exercise and demand by the Company or Affiliate, promptly pay in cash such amount as is necessary to satisfy such requirement.

13.	Forfeitures. In the event the Optionee has exercised this Option following or within six months prior to his or her termination of employment with the Company and its Affiliates, the Company, by action of the Committee, will have the right and option (the “Purchase Right”) to purchase from the Optionee or his or her legal representative a number of shares equal to the number of Shares which had been purchased under this Option by the Optionee following or within six months prior to the Optionee’s termination of employment with the Company and its Affiliates (the “Purchase Right Shares”), if the Optionee (i) has engaged in competition with the Company or its Affiliates during the term of the Optionee’s employment with the Company or its Affiliates or within six months after the termination of such employment (the “Applicable Period”) that the Committee concludes is detrimental to the Company or its Affiliates, (ii) has made an unauthorized disclosure of material non-public or confidential information of the Company or any of its Affiliates during the Applicable period, (iii) has committed a material violation of any applicable policies or practices of the Company or any of its Affiliates during the Applicable Period, or (iv) has engaged in conduct reflecting dishonesty or disloyalty to the Company or any of its Affiliates during the Applicable Period.

In addition, the Committee may terminate this Option prior to exercise by Optionee if it determines that the Optionee has engaged or intends to engage in the activities described in (i)-(iv) above.

The decision to exercise the Company’s Purchase Right will be based solely on the judgment of the Committee, in its sole and complete discretion, given the facts and circumstances of each particular case. The Purchase Right also will cover any shares received from adjustments which pertained to the Purchase Right Shares and which were made as a result of any of the types of transactions referred to in Section 11, and such shares will also constitute Purchase Right Shares.

Such Purchase Right may be exercised by the Committee within 90 days after the Committee’s discovery of an occurrence that entitles it to exercise its Purchase Right (but in no event later than 15 months after the Optionee’s termination of employment with the Company and its Affiliates) for a purchase price equal to the total amount paid by the Optionee for the Purchase Right Shares. Such Purchase Right will be deemed to be exercised upon the Company’s mailing written notice of such exercise postage prepaid, addressed to the Optionee at the Optionee’s most recent home address as shown on the personnel records of the Company.

The Optionee agrees on the Optionee’s behalf and on behalf of the Optionee’s Successor, as the case may be, to deliver to the Company, on the date specified in such notice, which will not be less than ten nor more than thirty days after such notice, a certificate or certificates for the number of shares for which the Purchase Right has been exercised, duly endorsed for transfer to the Company against payment of the purchase price for the Purchase Right Shares. The Purchase Right of the Company may not be exercised on or after the occurrence of any Event.

14.	Cause. Cause means a termination of employment of the Optionee due to (i) the inability or failure of the Optionee to adequately perform the material duties of his or her position, (ii) conduct reflecting dishonesty or disloyalty to the Company and its Affiliates, (iii) failure to comply with the material business plans, policies or practices of the Company or its Affiliates or (iv) an unauthorized disclosure of material non-public or confidential information of the Company or its Affiliates.

15.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

16.	Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any Affiliate, and the Company or Affiliate employing the Optionee may terminate his or her employment and otherwise deal with the Optionee without regard to the effect it may have upon him or her under this Agreement.

17.	Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of this Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns (including a Successor) of the Optionee.

19.	Choice of Law. The Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

IN WITNESS WHEREOF, the Optionee and the Company have executed this Stock Option Agreement effective as of the             .

FSI INTERNATIONAL, INC.

By
Patricia M. Hollister
Its	Chief Financial Officer